PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.37 PER SHARE FOR THE FIRST QUARTER

HUNT VALLEY, MARYLAND – May 7, 2009 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended March 31, 2009.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended March 31, 2009 of $33.6 million or $0.41 per common share.  The $33.6 million of FFO available to common stockholders for the first quarter includes a $4.5 million of one-time net cash inflow associated with a legal settlement, a net loss of $0.9 million associated with owned and operated assets, $0.5 million of non-cash restricted stock expense and a $0.1 million non-cash provision for impairment on a real estate asset.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.37 per common share for the three months ended March 31, 2009.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO excludes the impact of certain non-cash items and certain items of revenue or expenses, including: results of operations of owned and operated facilities during the period, a legal settlement, a non-cash provision for impairment, and restricted stock expense.  For more information regarding FFO and adjusted FFO, see the “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended March 31, 2009, the Company reported net income of $24.9 million, net income available to common stockholders of $22.6 million, or $0.27 per diluted common share and operating revenues of $49.2 million.  This compares to net income of $17.2 million, net income available to common stockholders of $14.8 million, or $0.21 per diluted common share, and operating revenues of $40.9 million for the same period in 2008.

The increases in net income and net income available to common stockholders were primarily due to the impact of: i) $4.5 million of cash flow associated with a legal settlement; ii) revenue associated with $178 million of new investments completed since March 2008 and iii) a $0.9 million reduction in interest expense.  This impact was partially offset by: i) increased depreciation expense associated with the new investments and ii) a $0.9 million net loss associated with owned and operated assets.

FIRST QUARTER 2009 RESULTS

Operating Revenues and Expenses – Operating revenues for the three months ended March 31, 2009, excluding nursing home revenues of owned and operated assets and therefore on a non-GAAP basis, were $44.7 million.  Operating expenses for the three months ended March 31, 2009, on a non-GAAP basis excluding nursing home expenses for owned and operated assets, totaled $14.2 million, comprised of $10.9 million of depreciation and amortization expense, $2.7 million of general and administrative expenses, $0.5 million of restricted stock expense and a real estate impairment of $0.1 million.  A reconciliation of these amounts to revenues and expenses reported in accordance with GAAP is provided at the end of this release.

Other Income and Expense – Other income and expense for the three months ended March 31, 2009 was a net expense of $4.7 million and was primarily comprised of $8.8 million of interest expense and $0.5 million of amortization of deferred financing costs.  These expenses were partially offset by a one-time cash inflow of $4.5 million associated with a legal settlement.

In 1999, the Company filed suit against a former tenant seeking damages based on claims of breach of contract.  The defendants denied the allegations made in the lawsuit.  In June 2008, the Company was awarded damages in a jury trial.  The case was then settled prior to appeal.  In settlement of the Company’s claim against the defendants, the Company agreed in January 2009 to accept a lump sum cash payment of $6.8 million.  The cash proceeds were offset by related expenses incurred of $2.3 million, resulting in a net gain of $4.5 million paid in January 2009.

Funds From Operations – For the three months ended March 31, 2009, reportable FFO available to common stockholders was $33.6 million, or $0.41 per common share, compared to $23.7 million, or $0.34 per common share, for the same period in 2008.  The $33.6 million of FFO for the quarter includes the impact of a $4.5 million legal settlement, a $0.9 million net loss associated with owned and operated assets, $0.5 million of non-cash restricted stock expense and a real estate impairment of $0.1 million.

The $23.7 million of FFO for the three months ended March 31, 2008, includes the impact of: i) a $1.5 million non-cash impairment; ii) $0.7 million collected from a claim associated with a prior operator’s past due rental obligations; iii) $0.5 million of non-cash restricted stock expense and iv) $45,000 of non-cash FIN 46R consolidation adjustments required in 2008.

When excluding the above mentioned items in 2009 and 2008, adjusted FFO was $30.5 million, or $0.37 per common share, for the three months ended March 31, 2009, compared to $25.0 million, or $0.36 per common share, for the same period in 2008.  For further information, see the attached “Funds From Operations” schedule and notes.

DIVIDENDS

Common Dividends – On April 16, 2009, the Company’s Board of Directors announced a common stock dividend of $0.30 per share to be paid May 15, 2009 to common stockholders of record on April 30, 2009.  At the date of this release, the Company had approximately 82 million outstanding common shares.

Series D Preferred Dividends – On April 16, 2009, the Company’s Board of Directors declared the regular quarterly dividends for the Company’s 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on April 30, 2009.  The stockholders of record of the Series D Preferred Stock on April 30, 2009 will be paid dividends in the amount of $0.52344 per preferred share on May 15, 2009.  The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period February 1, 2009 through April 30, 2009.

Dividend Reinvestment and Common Stock Purchase Plan – On April 29, 2009, the Company announced the reinstatement of the optional cash purchase component of the Dividend Reinvestment and Common Stock Purchase Plan, effective immediately for investments beginning May 15, 2009.  Existing participants in the Plan have been sent a letter from the Company discussing enrollment status and procedures.  All questions and requests in connection with the Plan should be directed to the Plan’s administrator, Computershare, at (800) 519-3111.

2009 ADJUSTED FFO GUIDANCE AFFIRMATION

The Company affirms its 2009 adjusted FFO available to common stockholders guidance of between $1.47 and $1.50 per diluted share, as previously announced on February 6, 2009.

The Company's adjusted FFO guidance for 2009 excludes the impacts of future acquisitions, gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, capital transactions and restricted stock amortization expense. A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced adjusted FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the completion of acquisitions, divestitures, capital and financing transactions, variations in restricted stock amortization expense, and the factors identified below may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

ANNUAL MEETING

As previously announced on January 15, 2009, the Company's 2009 Annual Meeting of Stockholders will be held on Thursday, May 21, 2009, at 10:00 a.m., local time, at the Embassy Suites, 213 International Circle, Hunt Valley, Maryland.  Stockholders of record as of the close of business on April 19, 2009 will be entitled to participate at the 2009 Annual Meeting of Stockholders.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, May 7, 2009, at 10 a.m. EDT to review the Company’s 2009 first quarter results and current developments.  To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At March 31, 2009, the Company owned or held mortgages on 255 SNFs and assisted living facilities with approximately 29,193 licensed beds (27,425 available beds) located in 28 states and operated by 25 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2009 Adjusted FFO Guidance Affirmation.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) the Company’s ability to maintain its credit ratings; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare finance industry; (xii) the potential impact of a general economic slowdown on governmental budgets and healthcare reimbursement expenditures; and (xiii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this material.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$1,375,132	$1,372,012
Less accumulated depreciation	(262,762)	(251,854)
Real estate properties – net	1,112,370	1,120,158
Mortgage notes receivable – net	100,726	100,821
	1,213,096	1,220,979
Other investments – net	26,922	29,864
	1,240,018	1,250,843
Assets held for sale – net	80	150
Total investments	1,240,098	1,250,993

Cash and cash equivalents	10,215	209
Restricted cash	6,447	6,294
Accounts receivable – net	77,035	75,037
Other assets	14,742	18,613
Operating assets for owned and operated properties	6,265	13,321
Total assets	$1,354,802	$1,364,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$55,000	$63,500
Unsecured borrowings – net	484,693	484,697
Accrued expenses and other liabilities	26,777	25,420
Operating liabilities for owned and operated properties	1,783	2,862
Total liabilities	568,253	576,479

Stockholders’ equity:
Preferred stock issued and outstanding – 4,340 shares Series D with an aggregate liquidation preference of $108,488	108,488	108,488
Common stock $.10 par value authorized – 100,000 shares: issued and outstanding – 82,408 shares as of March 31, 2009 and 82,382 as of December 31, 2008	8,241	8,238
Common stock – additional paid-in-capital	1,054,838	1,054,157
Cumulative net earnings	465,189	440,277
Cumulative dividends paid	(850,207)	(823,172)
Total stockholders’ equity	786,549	787,988
Total liabilities and stockholders’ equity	$1,354,802	$1,364,467

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Revenues
Rental income	$41,175	$38,013
Mortgage interest income	2,876	979
Other investment income – net	611	636
Miscellaneous	74	1,238
Nursing home revenues of owned and operated assets	4,424	-
Total operating revenues	49,160	40,866

Expenses
Depreciation and amortization	10,931	9,396
General and administrative	2,679	2,568
Restricted stock expense	480	526
Impairment loss on real estate properties	70	1,514
Nursing home expenses of owned and operated assets	5,353	-
Total operating expenses	19,513	14,004

Income before other income and expense	29,647	26,862
Other income (expense):
Interest income	11	65
Interest	(8,773)	(9,685)
Interest – amortization of deferred financing costs	(500)	(500)
Litigation settlements	4,527	-
Total other expense	(4,735)	(10,120)

Income before gain on assets sold	24,912	16,742
Gain on assets sold – net	-	46
Income from continuing operations	24,912	16,788
Discontinued operations	-	446
Net income	24,912	17,234
Preferred stock dividends	(2,271)	(2,481)
Net income available to common stockholders	$22,641	$14,753

Income per common share:
Basic:
Income from continuing operations	$0.27	$0.21
Net income available to common stockholders	$0.27	$0.21
Diluted:
Income from continuing operations	$0.27	$0.21
Net income available to common stockholders	$0.27	$0.21

Dividends declared and paid per common share	$0.30	$0.29

Weighted-average shares outstanding, basic	82,396	68,680
Weighted-average shares outstanding, diluted	82,478	68,747

Components of other comprehensive income:
Net income	$24,912	$17,234
Total comprehensive income	$24,912	$17,234

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

Net income available to common stockholders	$22,641	$14,753
Deduct gain from real estate dispositions (1)	—	(477)
Sub-total	22,641	14,276
Elimination of non-cash items included in net income:
Depreciation and amortization (1)	10,931	9,396
Funds from operations available to common stockholders	$33,572	$23,672

Weighted-average common shares outstanding, basic	82,396	68,680
Effect of restricted stock awards	69	56
Assumed exercise of stock options	10	11
Deferred stock	3	—
Weighted-average common shares outstanding, diluted	82,478	68,747

Funds from operations per share available to common stockholders	$0.41	$0.34

Adjusted funds from operations:
Funds from operations available to common stockholders	$33,572	$23,672
Deduct litigation settlements	(4,527)	—
Deduct FIN 46R adjustment	—	(45)
Deduct nursing home revenues	(4,424)	—
Deduct collection of prior operator’s past due obligation	—	(650)
Add back non-cash provision for impairments on real estate properties(1)	70	1,514
Add back nursing home expenses	5,353	—
Add back non-cash restricted stock expense	480	526
Adjusted funds from operations available to common stockholders	$30,524	$25,017
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO.  In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO.  As a result, its FFO may not be comparable to similar measures reported in previous disclosures.  According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO.  Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation and one-time revenue and expense items.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The following table presents a reconciliation of our guidance regarding 2009 FFO and Adjusted FFO to net income available to common stockholders:

	2009 Projected
Per diluted share:
Net income available to common stockholders	$0.96	−	$0.99
Adjustments:
Depreciation and amortization	0.53	−	0.53
Funds from operations available to common stockholders	$1.49	−	$1.52

Adjustments:
Legal settlement income	(0.05)	−	(0.05)
Nursing home revenue and expense - net	0.01	−	0.01
Impairment on real estate assets	0.00	−	0.00
Restricted stock expense	0.02	−	0.02
Adjusted funds from operations available to common stockholders	$1.47	−	$1.50

The following table summarizes the results of discontinued operations for assets held for sale and facilities sold during the three months ended March 31, 2009 and 2008, respectively.

	Three Months Ended
	March 31,
	2009	2008
	(in thousands)
Revenues
Rental income	$—	$15

Expenses	$—	$—

Income before gain on sale of assets	—	15
Gain on assets sold – net	—	431
Discontinued operations	$—	$446

The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets:

	Three Months Ended
	March 31,
	2009	2008
	(in thousands)

Total operating revenues	$49,160	$40,866
Nursing home revenues of owned and operated assets	4,424	—
Revenues excluding nursing home revenues of owned and operated assets	$44,736	$40,866

Total operating expenses	$19,513	$14,004
Nursing home expenses of owned and operated assets	5,353	—
Expenses excluding nursing home expenses of owned and operated assets	$14,160	$14,004

This press release includes references to revenues and expenses excluding nursing home and operated assets, which are non-GAAP financial measures.  The Company believes that presentation of the Company's revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company's core portfolio as a real estate investment trust in view of the disposition of all but two of the Company's owned and operated assets and short term holding of owned and operated assets. The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets.

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending March 31, 2009:

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# of Licensed Beds	Investment	% Investment
Real Property(1)(3)	240	27,208	$1,394,332	93%
Loans Receivable(2)	15	1,985	100,726	7%
Total Investments	255	29,193	$1,495,058	100%

Investment Data	# of Properties	# of Licensed Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1) (2) (3)	244	28,601	$1,435,403	96%	$50
Assisted Living Facilities	7	380	29,844	2%	79
Rehab Hospitals	4	212	29,811	2%	141
	255	29,193	$1,495,058	100%	$51

(1) Includes $19.2 million for lease inducement. (2) Includes $1.1 million of unamortized principal. (3) Excludes one facility classified as held for sale.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended
	March 31, 2009
Rental Property (1)	$41,175	92%
Mortgage Notes	2,876	7%
Other Investment Income	611	1%
	$44,662	100%

Revenue by Facility Type	Three Months Ended
	March 31, 2009
Skilled Nursing Facilities	$43,146	97%
Assisted Living Facilities	600	1%
Specialty Hospitals	305	1%
Other	611	1%
	$44,662	100%

(1) Revenue includes $0.8 million reduction for lease inducement. Excludes revenue from owned and operated assets.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
CommuniCare Health Services	36	$317,823	21%
Sun Healthcare Group, Inc.	40	211,279	14%
Advocat Inc.	40	147,614	10%
Guardian LTC Management (1)	23	145,171	10%
Signature Holdings, LLC	18	142,460	10%
Formation Capital	15	119,320	8%
Nexion Health, Inc.	19	79,949	5%
Essex Healthcare Corp.	13	79,509	5%
Alpha Healthcare Properties, LLC	8	55,834	4%
Mark Ide Limited Liability Company	10	35,924	2%
Remaining Operators (2)	33	160,175	11%
	255	$1,495,058	100%

(1) Investment amount includes a $19.2 million lease inducement. (2) Excludes one facility classified as held for sale.

Concentration by State	# of Properties	Investment	% Investment
Ohio	47	$333,918	22%
Florida (2)	25	173,065	12%
Pennsylvania	23	150,225	10%
Texas	20	82,333	6%
West Virginia (1)	10	73,301	5%
Maryland	7	69,928	5%
Louisiana	14	55,343	4%
Colorado	8	53,333	4%
Arkansas	11	44,820	3%
Alabama	10	44,068	3%
Rhode Island	4	39,513	3%
Massachusetts	6	38,974	2%
Kentucky	10	36,966	2%
California	11	34,756	2%
Connecticut	5	30,962	2%
Remaining States (3)	44	233,553	15%
	255	$1,495,058	100%
(1) Investment amount includes a $19.2 million lease inducement. (2) Includes $1.1 million of unamortized principal. (3) Excludes one facility classified as held for sale.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
2009	-	-	-	0%
2010	1,996	1,431	3,427	2%
2011	4,598	68	4,666	3%
2012	3,175	-	3,175	2%
2013	24,717	-	24,717	14%
Thereafter	124,753	9,888	134,641	79%
$159,239	$11,387	$170,626	100%

(1) Based on 2009 contractual rents and interest (assumes no annual escalators).

Selected Facility Data
TTM ending 12/31/08	Coverage Data
% Revenue Mix	Before	After
Census (1)	Private	Medicare	Mgmt. Fees	Mgmt. Fees
Total Portfolio	86.1%	9.4%	25.5%	2.0	x	1.6	x

(1)	Based on available beds.

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending March 31, 2009:

Current Capitalization ($000's)
	Outstanding Balance		%
Borrowings Under Bank Lines	$55,000		4%
Long-Term Debt Obligations (1)	485,000		36%
Stockholders’ Equity (2)	790,909		60%
Total Book Capitalization	$1,330,909		100.0%

(1) Excludes net discount of $0.3 million on unsecured borrowings. (2) Excludes owned and operated assets.

Leverage & Performance Ratios (1)
Debt / Total Book Cap	40.6%
Debt / Total Market Cap	30.4%
Interest Coverage:
1st quarter 2009	4.54	x
(1) Excludes owned and operated assets, a legal settlement and certain one-time items.

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Senior Notes	Total
	2009	$-	$-	$-
	2010	255,000	-	255,000
	2011	-	-	-
	2012	-	-	-
	2013	-	-	-
	Thereafter	-	485,000	485,000
		$255,000	$485,000	$740,000

(1) Reflected at 100% borrowing capacity.

The following table presents investment activity for the three-month period ending March 31, 2009:

Investment Activity ($000's)
	Three Months Ended
	March 31, 2009
	$ Amount	%
Funding by Investment Type:
Real Property	$-	0%
Mortgages	-	0%
Other	2,982	100%
Total	$2,982	100%